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                                                                    EXHIBIT 10.7

              Compensatory Arrangements for Non-Employee Directors
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Annual Retainer Fee:
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       OSI Pharmaceuticals, Inc. ("OSI" or the "Company") compensates its non-employee directors for service on the Board of Directors. Effective January 1, 2003, each non-employee director is paid an annual retainer fee of $50,000. The Chairman of the Board and the Chair of the Audit Committee are paid an additional annual retainer fee of $100,000 and $40,000, respectively, in recognition of their increased responsibility and service. Each other non-employee director who serves as a member of the Audit Committee is paid an additional annual retainer fee of $25,000, and each non-employee director who serves as a member of any other Board committee, but is not a member of the Audit Committee, is paid an additional annual retainer fee of $12,500.

       Fifty-percent of the annual retainer fee earned by each non-employee director is provided to the director in the form of a restricted stock award under the terms of the Stock Purchase Plan for Non-Employee Directors (the "Stock Purchase Plan") or the Amended and Restated Stock Incentive Plan ("Stock Incentive Plan"). The remaining fifty-percent of the director's annual retainer is payable in equal monthly installments in cash, or at the election of the director, in restricted stock under the Stock Purchase Plan or the Stock Incentive Plan. Restricted stock awards are made as of each annual stockholder meeting at which directors are elected beginning with the meeting that occurred on March 19, 2003 or upon a director's initial election to the Board. The number of shares of the restricted stock awards is based on the price of the common stock on the date of grant. Annual restricted stock awards vest in monthly installments over the one-year term for which the award is made. In the event a director's membership on the Board terminates prior to the end of such term, any unvested portion of the director's restricted stock award is forfeited. Shares of restricted stock awarded annually may not be sold or transferred by the director until the first anniversary of the date of grant.

Formula Option Grants:
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       Each non-employee director is entitled to an automatic, formula-based grant of non-qualified stock options for shares of OSI common stock pursuant to the Company's Amended and Restated Stock Incentive Plan. Each non-employee director receives an initial grant of options upon his or her initial election to the Board. Each individual who becomes a director on or after January 1, 2003 receives an initial option to purchase 50,000 shares of common stock upon his or her initial election to the Board. Individuals who became a director after June 30, 2001 but prior to January 1, 2003, received an initial option to purchase 30,000 shares of common stock. The Chairman of the Board receives an additional option to purchase 50,000 shares of common stock upon initial election as Chairman.

       In addition to initial option awards, the Stock Incentive Plan provides for the annual grant of non-qualified options to non-employee directors. Individuals who first became directors prior to June 13, 2001 receive annual option awards as follows:




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                        Schedule of Annual Option Awards
                        --------------------------------

 Number of Shares
   Underlying
 Annual Option
    Awards                               Timing of Awards
-----------------                        ----------------

    20,000       On the date of the Non-Employee Director's reelection to a third one-year term;
    20,000       On the date of the Non-Employee Director "s reelection to a fourth one-year term;
    15,000       On the date of the Non-Employee Director's reelection to a fifth one-year term;
    15,000       On the date of the Non-Employee Director's reelection to a sixth one-year term;
    10,000       On the date of the Non-Employee Director's reelection to a seventh one-year term;
    10,000       On the date of the Non-Employee Director's reelection to an eighth one-year term;
    10,000       On the date of the Non-Employee Director's reelection to a ninth one-year term; and
     7,500       On the date of the Non-Employee Director's reelection to each one-year term thereafter.


       Individuals who first become non-employee directors after June 13, 2001 receive an annual option award to purchase 7,500 shares of common stock upon each reelection for a one-year Board term, with the exception of the Chairman of the Board. The Chairman of the Board receives 15,000 shares of common stock upon reelection for a one-year Board term.

       Initial option awards granted prior to January 1, 2003 vested one-half immediately upon grant and one-half upon the director's re-election to the Board for a second consecutive term. All initial option awards granted on and after January 1, 2003 and all annual option awards vest one-third upon the first anniversary of their date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 24 months. The exercise price of all option awards is equal to 100% of the fair market value of the common stock on the date of grant. All option awards expire on the tenth anniversary of their respective grant dates, subject to the sooner expiration upon the occurrence of certain events set forth under the terms of the Stock Incentive Plan.




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